EXHIBIT 99.2
Execution

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of December 28, 2016 (the “Effective Date”), by and among St. Joyal, a California corporation (the “Buyer”) and Ya Ming Wong, an individual and resident of Hong Kong (the “Seller”). Buyer and Seller are sometimes hereinafter collectively referred to as the “Parties” and each individually as a “Party.”

W I T N E S S E T H:

WHEREAS, Seller owns shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Nova LifeStyle, Inc., a Nevada corporation (the “Company”), which are set forth on Exhibit A attached to this Agreement, as well as restricted stock units of the Company (the “Restricted Stock Units”);

WHEREAS, subject to the terms and conditions set forth herein, Buyer wishes to purchase the Shares from the Seller and Seller wishes to sell the Shares to Buyer;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.                Agreement to Purchase and Sell. Seller hereby sells the Shares owned by him to Buyer and Buyer hereby agrees to purchase the Shares at a price per share which shall be equal to the average closing price of the Common Stock during the seven Trading Days preceding the Closing Date (as defined below) as reported by Bloomberg (the “Purchase Price”). The Purchase Price shall be paid to the Seller at the Closing subject to the terms and conditions set forth herein.

2.                Execution. As of the first date written above, Buyer and Seller shall sign on the signature page of this Agreement and send the executed copies of this Agreement to the other Party (the “Execution”) via a method as the Parties shall mutually agree.

3.                Closing. Subject to the Conditions as set forth in Section 4 of this Agreement, the Closing date for the transactions contemplated hereby shall be decided by the Parties but it should not be more than thirty (30) Business Days of the Execution of this Agreement (the “Closing Date”). The following events specified in Sections 3(a) and (b) shall occur on or before the Closing (collectively the “Closing”):

(a) Seller shall have delivered his Shares to the Buyer along with stock powers endorsed in blank (the “Stock Documents”) and in compliance with any other requirements of the Company’s transfer agent (the “Transfer Agent”);

(b) upon the receipt of Stock Documents delivered to the Buyer from the Seller, the Buyer shall deliver the Purchase Price respectively to the Seller’s accounts as specified by Seller;

(c) the Closing shall be deemed to occur when the Purchase Price has been transferred to the Seller’s accounts by the Buyer, the Shares have been delivered or transferred to Buyer as described above and the conditions as set forth in Section 4 are met.

4.                Conditions Precedent to Closing. The following events described herein must occur or be caused to occur on the Closing Date:

(a)             Cancellation. Seller agrees and consents to the Company’s cancellation of all unvested Restricted Stock Units and any other derivative securities of the Company owned by the Seller. As used herein, derivative securities mean all securities of the Company held by Seller that are convertible into Common Stock of the Company subject to the terms and conditions thereof.

5.                Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the statements in the following paragraphs of this Section are all true and complete as of the date hereof:

(a) Title to Shares. Seller is the record and beneficial owner of the Shares as listed in Exhibit A, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”), and Seller has sole voting and dispositive authority with respect to the Shares and has not granted any person a proxy with respect to the Shares that has not expired or been validly withdrawn. Seller owns no shares or derivative securities of the Company other than those set forth in Exhibit A after the cancellation described in Section 5. The sale and transfer of the Shares to Buyer pursuant to this Agreement will vest in Buyer the legal and valid title to the Shares, free and clear of all Encumbrances (other than Encumbrances created by Buyer). Seller represents that he is the record and beneficial owner of the Restricted Stock Units, has not transferred, sold, pledged, bequeathed or gifted any or all of the Restricted Stock Units to any individual or institution, and has full authority or right to cancel or consent to cancel the Restricted Stock Units.

(b) Material Non-public Information. Seller represents that as of the Closing Date, he does not possess or has access to any material nonpublic information of the Company that is reasonably likely to cause any material adverse effects on the performance, profitability, revenue or stock price of the Company.

(c) Compliance with the Securities Act of 1933 and the Securities Exchange Act of 1934.  To  the best knowledge of the Seller, as of the Closing Date, the Company has been in compliance with any and all of the requirements for a public company as set forth in the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “the Exchange Act”), in all material respects.

(d) No Litigation Against the Company. To the best knowledge of the Seller, there is no pending action, claim or proceeding against the Company that has material adverse effects or is reasonably likely to impose material adverse effects on the Shares, or the value thereof, or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement; no such action, claim or proceeding has been threatened; and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such action, claim or proceeding.

(e) Full Power and Authority. Seller represents that he has full power and authority to enter into this Agreement, to carry out their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

(f) No Conflict. Neither the execution or delivery by the Seller of this Agreement, nor the consummation or performance by the Seller of the transactions contemplated hereby or thereby, will, directly or indirectly, (i) contravene, conflict with, or constitute a breach or default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under any agreement or instrument to which the Seller is a party or to which the Shares are subject; or (ii) contravene, conflict with, or result in a violation of any law or order to which the Seller may be subject.

(g) No Litigation Against Seller. To the best knowledge of the Seller, there is no pending action, claim or proceeding against Seller that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement; no such action, claim or proceeding has been threatened; and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such action, claim or proceeding.

6.                Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 6 are all true and complete as of the date hereof:

(a) Full Power and Authority. Buyer represents that it has full power and authority to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby and thereby.

(b) No Conflict. Neither the execution or delivery by Buyer of this Agreement, nor the consummation or performance by Buyer of the transactions contemplated hereby will, directly or indirectly, (i) contravene, conflict with, or constitute a breach or default (or an event or conditions which, with notice or lapse of time or both, would constitute a default) under any agreement or instrument to which Buyer is a party; or (ii) contravene, conflict with, or result in a violation of any law, order or organizational documents to which Buyer may be subject.

(c) Shares. Buyer is acquiring the Shares hereunder for its own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the Shares.

(d) Information Concerning the Company. Buyer is solely responsible for conducting its own due diligence with respect to the Company and the Company’s liabilities and for gathering enough information upon which to base a decision in purchasing the Shares. Buyer acknowledges that Seller has not made any representations with respect to the Company or its status or as to the value or merit of an investment in the Shares, except as explicitly stated in this Agreement.

(e) No Consent or Approval. No governmental, administrative or other third party consents or approvals are required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(f) Litigation. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Buyer, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

7.                Indemnification.

(a) Indemnification. Each Party shall indemnify and hold harmless the other Party from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”), that arise by reason of representations by such Party in this Agreement being untrue in any material respect or by reason of a breach of any of obligations of such Party under this Agreement. Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to breaching Party’s obligations to reimburse the other Party for such Losses and the possibility that such payments might later be held to have been improper.

(b) Notice. If any claim, action or proceeding is brought against a Party arising out of a claim that is the subject of indemnification under this Agreement, the Party seeking indemnification (the “Indemnification Seeking Party”) shall provide the other Party (the “Indemnifying Party”) prompt written notice of the same, together with the basis for seeking indemnification (the “Indemnification Notice”). Upon receipt of an Indemnification Notice by an Indemnifying Party, such Party shall inform the Indemnification Seeking Party, within five (5) business days after receipt of the Indemnification Notice, whether the Indemnifying Party accepts or rejects responsibility for resisting and defending such claim, action or proceeding. If responsibility is accepted, the Indemnifying Party shall have the right to select attorneys reasonably acceptable to the Indemnification Seeking Party. If responsibility is not accepted, then the Indemnification Seeking Party shall be free to select attorneys to assist in the defense of the claim, action or proceeding without approval of the Indemnifying Party. Unless the Indemnifying Party has provided the Indemnification Seeking Party with written acceptance of responsibility for defense and indemnification of the subject claim, action or proceeding, the Indemnifying Party shall not settle any such claim without the prior consent of the Indemnification Seeking Party, whose consent shall not be unreasonably withheld.

8.                Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any other choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than New York. Buyer and Seller irrevocably consent to the jurisdiction of the courts of the County of New York, State of New York and of any Federal court located in such county in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waive personal service of any summons, complaint or other process, and agree that the service thereof may be made by certified or registered mail directed to any or all of the Parties at the addresses listed on the signature pages attached hereto.

8.                Brokers. Neither Buyer nor Seller or any of their respective agents, representatives or employees has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated herein.

9.                Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

10.             Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

11.             Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

12.             Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by all of Buyer and Seller. No waiver of any breach, term, condition or remedy of this Agreement by any Party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy.

13.             Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the remaining of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with the intent of the Parties hereto.

14.             Entire Agreement. This Agreement and Exhibit A attached herein constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations among the Parties with respect to the subject matter hereof.

15.             Further Assurances. From and after the date of this Agreement, upon the request by Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

17.             Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile numbers or email addresses set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile numbers or email addresses set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the next Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the Party to whom such notice is required to be given. The addresses for such notices and communications shall be as set forth on the signature pages to this Agreement or such other address as may be specified by any Party to the other Party pursuant to notice given by such Party in accordance with this Agreement.

[Signature pages follow]

In Witness Whereof, the Parties hereto have executed this Agreement as of the first date written above by the undersigned thereunto duly authorized.

SELLERS	BUYER

Ya Ming Wong	St Joyal

By: /s/ Ya Ming Wong	By: /s/ Steven Liu
Name: Ya Ming Wong	Name: Steven Liu
Title: President
Address: Flat A, 65/F, Tower 1 Sorrento, 1 Austin Road West, Tsim Sha Tsui Kowloon, Hong Kong	Address:
Tel.: 9490-1968 Email:jeffrey680313@163.com	Tel.:

EXHIBIT A

Names of Sellers	Numbers of Shares of Common Stock
Ya Ming Wong	4,973,903

$ ___/share